(1)     Registry (2 Page 1 of 7
(3)     Property                Block   Property        Additional:
        Identifier(s)                           See
                                                                        Schedule
(4)     PrincIpal Amount

Three Million, Two Hundred Thousand  00/100 Dollars $3,200,O00.0O
(5)     Description
Parts of Lots 8 and 9, Plan 2372, in the
City of Toronto in the Province of Ontario
Wendell Avenue, as confirmed under the Boundaries Act by Plan
BA-578 registeted on January 2nd, 1975 as Instrument No. 673452.
Executions

(8) Standard Charge Terms-- The parties agree to be bound by the provisions in Standard Charge Terms tiled as number 8635 charger(s) hereby acknowledge(s) receipt ci's copy of these terms.

(a)     Principel I (b) Internal I ~ and thfl (9) Payment Provisions I
        Semi-Annual
          Arnoun: ~3,2O0,00O.0O Rate ?. /0 ~U% per annum Period Not in Ad Vance
(j) insurance FULL REPLACEMENT ~ Dollars $ Date
_______________________________________________________________________________
(10) AddItional Provisions The Chargor acknowledges receipt of a true copy of this Charge and all Schedules to it, and such Chargor agrees in Ib e bound by the provisions of the Charge and all such Schedules to it. (1l) Chargor(s) The chargor hereby charges the land to the chargee The chargor(s) acknowledge(s) receipt of a true copy of this charge.

GENTERRA INVESTMENT CORPORAT1ON

13) Chargor(s) Address 106 Avenue Road1 Toronto, Ontario M5R 2H3 for Service


14) Chargee(s)

THE CANADA LIFE ASSURANCE COMPANY


15) Charges(s) Address Canada Life Mortgage Services Ltd. 130 Adelaide Street West Suite 800 for Service Toronto ON MSH 3P5

16) Assessment Roll Number
of Property                                     19 08 023 670 00100

17) Municipal Address of Property
140 Wendell Avenue
Toronto, Ontario

(18) Document Prepared by: Lanning I. Abramson/plf Cassels B rock & Blackweil Scotia Plaza, Suite 2100 40 King Street West Toronto, Ontario
SCHEDULE "A"

Legal Description


All and Singular that certain parcel or tract of land and premises situate, lying and being in the City of Toronto (formerly the City of North York), in the Province of Ontario, and being composed of Part of Lots B and 9 as shown on a Plan registered in the Land Registry Office for the Registry Division of Toronto (No. 64) as Plan No. 2372. The limits of such said parcel may be more particularly described as follows:

PREMISING that the westerly limit of Wendell Avenue has an astronomical bearing of north 17 degrees 13 minutes 22 seconds West in accordance with a Plan registered in the Land Registry Office for the Land Titles Division of Toronto (No. 66) as Plan D-260 (BA-578) and relating all bearings herein thereto;

COMMENCING at a survey monument in the easterly limit of said Lot 9 being also the westerly limit of Wendell Avenue as confirmed under the Boundaries Act by Plan BA- 578, registered as Plan 0-260, distant 350.99 feet measured southerly thereon from the south-easterly angle of said Lot 8;

THENCE south 17 degrees, 13 minutes, 22 seconds east along the last mention i Iii nit 79.67 feet to the north-easterly angle of a Plan of Suodivision registered in the Land Registry Office for the Land Titles Division of T&ronto (No. 66) as Plan No. Ml 45

THENCE south 72 degrees, 42 minutes, 40 seconds west along the northerly nil of said Plan M-1459, 240.08 feet to an angle therein;

THENCE north 69 degrees, 25 minutes, 00 seconds west continuing along Ih said northerly limit 1 10403 feet to an angle therein;

THENCE south 74 degrees, 58 minutes, 00 seconds west still continuing aton said limit 530.17 feet to a point;

THENCE north 15 degrees, 02 minutes, 10 seconds west 32.00 feet to a point;

THENCE south 78 degrees, 44 minutes, 00 seconds west contnuing along th said northerly limit of Plan M-1459 a distance of 21677 feet to a survey monument the easterly limit of the lands of the Canadian Pacific Railway;

THENCE north 12 degrees, 02 minutes, 30 seconds east along the last mentionci limit 397.40 feet to a survey monument in the southerly !imit of the Kings Highway Ni 401 as shown on a Plan registered in the Land Registry Office for the Registry Divi~ n of Toronto (No. 64) as Plan No. 6930;

THENCE north 73 degrees, 30 minutes, 35 seconds east along the said southe~ II~ it 717.08 feet to a survey monument at an angle therein;

THENCE north 77 degrees, 28 minutes, 05 seconds east along said southeri i4it
139.50 feet to a survey monument in the westerly limit of Wendell Avenue as wi ~n by Bylaw 26858 and shown on Registered Plan 10371;

THENCE south 17 degrees1 03 minutes, 25 seconds east along the said wester limit
113.30 feet to a certain monument at an angle therein;

THENCE south 21 degrees, 38 minutes, 00 seconds east continuing aIon~ said westerly limit 275.88 feet to the point of commencement.

SUBJECT TO an easement in favour of the Ministry of Transportatlo and Communloations over the northerly 10 feet in perpendicular width of the bove described lands as further set out in Instrument T8387850;

AND TOGETHER WITH an easement in favour of the owners of the above lands, ilts successors and assigns for drainage purpo~es, together with a right to enter upon, install, repair, inspect and replace pipes, drains and culverts on those pads of Lots 6 lo 15, both inclusive, and Block W as shown on Plan M-1 459 included in Part 1, Plan 6CR- 6002 as set out in Instrument 588743 North York.

Wendell Avenue, as confirmed under the Boundaries Act by Plan BA-578 registered on January 2nd, 1975 as Instrument No. 673452.

SCHEDULE "B"


1. Articles of Amalgamation whereby Wendellco Realty Inc. amalgamated to form Genterra Capital Corporation registered on the General Register as Instrument No. CA654871 on March 7, 2000.

2. Articles of Amendment whereby Genterra Capital Corporation changed its name to Genterra Capital Incorporated registered on the General Register as Instrument No. CA654872 on March 7, 2000.

3. Articles of Amalgamation whereby Genterra Capital Incorporated became Genterra Investment Corporation registered on the General Register as Instrument No. CA654873 on March 7, 2000.

1. The Charger covenants so long as this Charge is outstanding, to manage, operate, furnish and maintain in proper manner all chattels, all heating and air- conditioning equipment, furniture and appliances and other mechanical equipment (save and except for chattels, furnishings and equipment owned by tenants) on, in or used in connection with the Property and the business carried on by the Chargor thereon.

2. This Charge is given pursuant to a Commitment Letter dated December 20m, 1999, as it may have been amended, ("Commitment Letter) the provisions of which survive the advance of funds hereunder and are incorporated herein by reference.

3. In the event of a conflict, discrepancy, difference or ambiguity in or between any of the terms and conditions contained in this Charge and the terms and conditions contained in the Commitment Letter, the terms and conditions contained in the Commitment Letter shall govern, and the terms and conditions in this Charge shall be deemed to be amended to the extent necessary to eliminate such conflict, discrepancy, difference or ambiguity.

4. The Charger covenants and agrees that, in addition to the provisions of insurance coverage set forth in section 10 of the Standard Charge Terms No. 8635 which forms part of this Charge, the Charger shall duly observe and be bound by the provisions for insurance coverage set forth in the Commitment Letter.

5. The Chargor certifies to the Charges that to the best of the Charger's knowledge the subject property contains no asbestos, urea formaldehyde insulation, polychlorinated biphenyls (PCB's), radio-active substances or other materials deemed to be hazardous under any applicable environmental legislation, that there are no outstanding orders or notices, and that any required permits or licences are in good standing.
I
6. The Chargor at - its sole cost and expense, shall comply, or cause its tenants, agents, and invitees, at their sole cost and expense, to comply with all federal, provincial and municipal laws, rules and regulations and orders with respect to the discharge and removal of hazardous or toxic wastes, and with respect to the discharge of contaminants into the natural environment, pay immediately when due the cost of removal of any such wastes and the cost of any improvements necessary to deal with such contaminants and keep the Property free and clear of any lien imposed pursuant to such laws, rules and regulations. In the event the Chargor fails to do so, after notice to the Chargor and the expiration the earlier of (i) any applicable cure period under the this Charge or (ii), the cure period under the applicable law, rule, regulation or order, the Charges at its sole option, may declare the Charge to be in default.

7. The Charger shall indemnify and hold the Chargee harmless from and against all toss, costs, damage or expenses (including, without limitations, legal fees and costs incurred in the investigation, defence and settlement of any claim) relating to the presence of any hazardous waste or contaminant referred to herein.

8. The Charger covenants and agrees with the Chargee, that in the event of the Charger selling, conveying, transferring, or entering into an agreement for sale, or transfer of title or beneficial interests, of the Property to a purchaser or transferee not approved, in writing, by the Charges, which approval shall not unreasonably be withheld, all monies hereby secured with accrued interest thereon, shall at the option of the Charges, forthwith, become due and payable. A transfer of shares of a corporate Charger without consent, shall be deemed to be a transfer of title of the Property.

9. Any release by the Charges of the Charger's covenants and/or release by the Chargee of any collateral security pledged in connection with the Charge secured by the Property further to said selling, conveying or transferring must first be approved in writing by the Chargee.

10. The Chargee, agent of the Chargee, at any time, before and after default, and for any purpose deemed necessary by the Chargee, may enter upon the Property, to inspect the Property, including the buildings thereon.

11. Without in any way limiting the generality of the foregoing, the Chargee (or its agent) may enter upon the Property to conduct any reasonably required environmental testing, site assessment, investigation or study reasonably deemed necessary by the ChargBe and the reasonable cost of such testing, assessment, investigation or study, as the case may be, with interest at the mortgage rate, shall be payable by the Chargor forthwith and shall be a charge upon the Property. The exercise of any of the powers enumerated in this clause shall not deem the Chargee, or its agent to be in possession, management or control of the Property.

12. It is the intention of the Chargor that this Charge and all other security documentation be binding obligations of the Chargor enforceable in accordance with their terms and in law and first in priority.

13. The Chargor will, at its expense, promptly a~~d July execute and deliver to the Chargee such further documents and assurances and take such further action as the Chargee may from time to time request in order to more effectively carry out the intent and purpose of this Charge and to establish and protect the rights, interests and remedies intended to be created in favour of the Chargee.

14. Default in compliance with any of the conditions, provisions and stipulations herein shall constitute default under the Commitment Letter and all other security granted by the Chargor to the Charges with respect to the Property and default under any provisions in the Commitment Letter shall constitute default hereunder.

15. Upon default the Charges shall be entitled to exercise whatever rights and remedies may be available to it against the Chargor as provided for in this Charge, the Commitment Letter and/or any other security granted by the Chargor to the Chargee with respect to the Property; and separately or in combination and in any priority it may choose in its sole discretion; and without notice unless required by law.

16. The Chargor covenants and agrees with the Chargee that if the Chargee makes any payment in connection with the determination, establishment or preservation of its priority pursuant to the provisions of the Construction Lien Act (Ontario) as amended, provided such payment is paid into court, then the amount or amounts so paid and all costs, charges and expenses incurred in connection therewith shall be forthwith payable to the Charges by the Chargor and shall be a charge on the Property and shall be added to the debt hereby secured and shall bear interest at the rate set out herein and, in default of payment, the powers of sale and other remedies hereunder may be exercised.

        17. The Charge shall be closed to prepayment for the full term of the loan or as it may be extended, subject to any further agreement between the Chargor and the Chargee to the contrary.

18. The Charger covenants and agrees to forward to the Charges copies of all communications from any authority having jurisdiction which set out breaches of their requirements, work orders or demands for work to be done forthwith after receipt thereof.

19. Standard Charge Terms No. 8635 are hereby amended by expressly deleting therefrom section 24.

20. If any monies have been deposited by the Chargor with the Charges or its agent to ensure the Chargor's compliance with any provision hereof, such monies deposited may, on default hereunder, or if anyone claims priority over this Charge, be applied to the indebtedness secured hereunder or may be used to remedy the default at the Chargee's sole discretion.

21. The Chargor covenants and agrees that Financial Statements (refative to the Charger) including profit and loss accounts certified by a licensed Chartered Accountant and internally prepared operating statements for the Property shall be submitted annually to the Chargee upon request while any money remains owing in respect of this Charge.

22. Default in the performance of any undertaking given by the Chargor to the Chargee shall constitute default hereunder.

23. Notwithstanding anything herein contained to the contrary, recourse shall be limited to the Property alone save and except that the Chargor and Chargee agree that recourse may be had to the Ohargor limited to the last $200,000.00 of the principal amount of the Charge owing.